EXHIBIT 99.1

Earnings Press Release dated October 16, 2008

NEWS RELEASE

INVESTOR CONTACT:	Jared Shaw
Investor Relations
203.338.4130
Jared.Shaw@peoples.com

MEDIA CONTACT:	Brent DiGiorgio
Corporate Communications
203.338.3135
Brent.DiGiorgio@peoples.com

FOR IMMEDIATE RELEASE

OCTOBER 16, 2008

PEOPLE’S UNITED FINANCIAL REPORTS THIRD QUARTER EARNINGS OF $46 MILLION OR $0.14 PER SHARE

Quarter Characterized by Strong Capital Position and Solid Asset Quality

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $46.0 million, or $0.14 per share, for the third quarter of 2008, compared to $43.0 million, or $0.13 per share, for the second quarter of 2008 and $57.6 million, or $0.20 per share, for the third quarter of 2007. Earnings for the second and third quarters of 2008 reflect continued low levels of net loan charge-offs and further benefit from previously announced cost-reduction initiatives.

People’s United Financial completed its acquisition of Chittenden Corporation on January 1, 2008. Accordingly, People’s United Financial’s third quarter 2007 results do not include the results of Chittenden Corporation and are not directly comparable to the current quarter’s earnings.

For the third quarter of 2008, return on average tangible assets was 0.99 percent and return on average tangible stockholders’ equity was 5.0 percent, compared to 0.91 percent and 4.7 percent, respectively, for the second quarter of 2008.

The Board of Directors of People’s United Financial declared a $0.15 per share quarterly dividend, payable November 15, 2008 to shareholders of record on November 1, 2008. Based on the closing stock price on October 15, 2008, the dividend yield on People’s United Financial common stock is 3.9 percent.

President and Chief Executive Officer, Philip R. Sherringham stated, “Our strength and stability have clearly differentiated our bank in the wake of the current economic and financial sector turmoil. Our performance this quarter continues to be a reflection of our fortress balance sheet and continued strong asset quality, and was further bolstered by an improvement in the net interest margin.”

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People’s United Financial, Inc. Reports 3Q Earnings

Sherringham added, “We continue to generate healthy loan growth across our core lending businesses. Our average commercial banking and home equity loan portfolios increased $146 million, or 6 percent annualized, from the second quarter of 2008.”

Sherringham concluded, “We remain firmly committed to our goal of enhancing our premier regional banking franchise. While our strategic focus remains on growth through acquisitions, we continue to invest in our commercial, retail banking and wealth management businesses throughout New England. Our balance sheet continues to be funded almost entirely by deposits and stockholders’ equity. Given the many challenges of today’s environment, the strength of our capital and liquidity positions, asset quality and earnings set us apart from most in the industry.”

“Key drivers of the company’s performance this quarter were an increase in the net interest margin, expense control and ongoing strong asset quality,” said Paul D. Burner, Senior Executive Vice President and Chief Financial Officer. “The 15 basis point improvement in the net interest margin from the second quarter of 2008 reflects the benefits from disciplined loan and deposit pricing. Non-interest expense decreased slightly from the second quarter of 2008, primarily reflecting the continued benefit from cost-savings initiatives announced earlier this year.”

At September 30, 2008, non-performing assets totaled $91.4 million, a $5.0 million increase from June 30, 2008. Non-performing assets equaled 0.64 percent of total loans, REO and repossessed assets, compared to 0.60 percent at June 30, 2008. The allowance for loan losses as a percentage of total loans increased to 1.08 percent at September 30, 2008 compared to 1.06 percent at June 30, 2008.

Third quarter net loan charge-offs totaled $4.0 million compared to $2.4 million in the second quarter of 2008. Net loan charge-offs as a percent of average loans on an annualized basis were 0.11 percent in the third quarter of 2008 compared to 0.07 percent in this year’s second quarter. The provision for loan losses this quarter reflects a $2.8 million increase in the allowance for loan losses to $154.5 million at September 30, 2008.

Commenting on asset quality, Burner stated, “While we expect the level of non-performing assets to fluctuate in response to changing economic and market conditions, we remain comfortable with the current levels and do not see any pervasive weakness in any sector of the loan portfolio. The ratio of non-performing loans to total loans was stable at 0.59 percent at September 30, 2008 and net loan charge-offs remain extremely low. We feel that the loan portfolio continues to benefit from our stringent underwriting standards.”

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People’s United Financial, Inc. Reports 3Q Earnings

Conference Call

On October 17, 2008, at 11 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About People’s” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Fourth Quarter Earnings Release

People’s United Financial expects to release its fourth quarter and full year 2008 earnings on January 22, 2009.

Selected Financial Terms

In addition to evaluating People’s United Financial’s results of operations in accordance with generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency ratio. Management believes this non-GAAP financial measure provides information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of total non-interest expense (excluding goodwill impairment charges, amortization of acquisition-related intangibles and fair value adjustments, losses on real estate assets and nonrecurring expenses) to net interest income on a fully taxable equivalent basis (excluding fair value adjustments) plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets, other than residential mortgage loans, and nonrecurring income). People’s United Financial generally considers an item of income or expense to be nonrecurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years. Management considers the efficiency ratio to be more representative of People’s United Financial’s ongoing operating efficiency, as the excluded items are generally related to external market conditions and non-routine transactions.

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People’s United Financial, Inc. Reports 3Q Earnings

3Q 2008 Financial Highlights

Summary

•	Net income totaled $46.0 million, or $0.14 per share.
•	Net interest income on a fully taxable equivalent basis totaled $160.8 million.
•	Net interest margin increased 15 basis points from 2Q08 to 3.71%.
•	Provision for loan losses totaled $6.8 million.
•	Net loan charge-offs totaled $4.0 million in 3Q08 compared to $2.4 million in 2Q08.
•	The allowance for loan losses was increased by $2.8 million in 3Q08 from 2Q08 levels.
•	Non-interest income totaled $74.2 million, a 1% increase from 2Q08.
•	Non-interest expense totaled $158.7 million, a $4.2 million, or 3%, decrease from 2Q08.
•	Effective income tax rate was 32.9%.

Commercial Banking

•	Average commercial banking loans increased $73 million from 2Q08 to $8.9 billion.
•	Commercial banking non-performing assets totaled $64.3 million.
•	The ratio of commercial banking non-performing loans to total commercial banking loans was 0.68% at September 30, 2008.
•	Net loan charge-offs totaled $2.5 million, or 0.11% annualized, of average commercial banking loans.

Retail & Small Business Banking

•	Average residential mortgage loans totaled $3.4 billion.
•	Average home equity loans increased $73 million from 2Q08 to $1.8 billion.
•	Average indirect auto loans averaged $0.2 billion.
•	Home equity net loan charge-offs totaled $0.2 million, or 0.03% annualized, of average home equity loans.
•	Indirect auto net loan charge-offs totaled $0.8 million, or 1.41% annualized, of average indirect auto loans.

Wealth Management

•	Insurance revenue increased 9% from 2Q08, primarily reflecting seasonal renewals.
•	Assets under custody and management totaled $10 billion.

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People’s United Financial, Inc. Reports 3Q Earnings

People’s United Financial, a diversified financial services company with $20 billion in assets, provides consumer and commercial banking services through a network of more than 300 branches in Connecticut, Vermont, New Hampshire, Massachusetts, Maine and New York. Through its subsidiaries, People’s United Financial provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

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Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; and (10) the successful integration of Chittenden Corporation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Access Information About People’s United Financial on the World Wide Web at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

People’s United Financial, Inc. acquired Chittenden Corporation on January 1, 2008. The acquisition was accounted for using the purchase method of accounting. Accordingly, financial data for periods prior to the acquisition date do not include Chittenden Corporation.

	Three Months Ended
(dollars in millions, except per share data)	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007

Operating Data:
Net interest income	$159.8	$157.0	$166.3	$125.0	$134.3
Provision for loan losses (1)	6.8	2.4	8.3	2.9	2.5
Non-interest income	74.2	73.4	82.3	46.1	50.2
Non-interest expense (2)	158.7	162.9	219.2	100.0	95.5
Income from continuing operations	46.0	43.0	15.1	45.7	57.3
Income from discontinued operations	—	—	—	0.3	0.3
Net income	46.0	43.0	15.1	46.0	57.6

Selected Statistical Data:
Net interest margin (3)	3.71%	3.56%	3.67%	4.01%	4.28%
Return on average assets (3)	0.92	0.84	0.29	1.37	1.70
Return on average tangible assets (3)	0.99	0.91	0.31	1.38	1.72
Return on average stockholders’ equity (3)	3.5	3.3	1.2	4.1	5.1
Return on average tangible stockholders’ equity (3)	5.0	4.7	1.6	4.2	5.2
Efficiency ratio	64.9	66.3	65.0	57.4	52.8

Per Common Share Data:
Diluted earnings per share	$0.14	$0.13	$0.05	$0.16	$0.20
Dividends paid per share	0.15	0.15	0.13	0.13	0.13
Dividend payout ratio	108.7%	116.1%	293.0%	83.2%	67.2%
Book value (end of period)	$15.65	$15.63	$15.70	$15.43	$15.60
Tangible book value (end of period)	11.06	11.00	11.08	15.07	15.24
Stock price:
High	21.76	18.52	18.25	18.60	18.62
Low	13.92	15.52	14.29	15.83	14.78
Close (end of period)	19.25	15.60	17.31	17.80	17.28
Average diluted common shares outstanding (in millions)	331.32	330.19	329.20	286.60	290.84

(1)	Includes a $4.5 million provision for the three months ended March 31, 2008 to align allowance for loan losses methodologies across the combined organization following the acquisition of Chittenden Corporation.
(2)	Includes merger-related expenses of $36.5 million and other one-time charges of $14.8 million for the three months ended March 31, 2008.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS—Continued

	Nine Months Ended
(dollars in millions, except per share data)	Sept. 30, 2008	Sept. 30, 2007

Operating Data:
Net interest income	$483.1	$361.6
Provision for loan losses (1)	17.5	5.1
Non-interest income	229.9	139.3
Non-interest expense (2)	540.8	339.3
Income from continuing operations	104.1	103.5
Income from discontinued operations, net of tax	—	1.2
Net income	104.1	104.7

Selected Statistical Data:
Net interest margin (3)	3.65%	4.16%
Return on average assets (3)	0.68	1.12
Return on average tangible assets (3)	0.73	1.12
Return on average stockholders’ equity (3)	2.7	4.2
Return on average tangible stockholders’ equity (3)	3.8	4.4
Efficiency ratio	65.4	55.7

Per Common Share Data:
Diluted earnings per share	$0.32	$0.36
Dividends paid per share	0.43	0.38
Dividend payout ratio	138.6%	88.7%
Book value (end of period)	$15.65	$15.60
Tangible book value (end of period)	11.06	15.24
Stock price:
High	21.76	22.81
Low	13.92	14.78
Close (end of period)	19.25	17.28
Average diluted shares outstanding (in millions)	330.22	294.14

(1)	Includes a $4.5 million provision for the nine months ended September 30, 2008 to align allowance for loan losses methodologies across the combined organization following the acquisition of Chittenden Corporation.
(2)	Includes merger-related expenses of $36.5 million and other one-time charges of $12.7 million for the nine months ended September 30, 2008, and a $60.0 million contribution to The People’s United Community Foundation for the nine months ended September 30, 2007.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS—Continued

	As of and for the Three Months Ended
(dollars in millions)	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007

Financial Condition Data:
General:
Total assets	$20,042	$20,392	$21,107	$13,555	$13,551
Loans	14,331	14,366	14,492	8,950	8,936
Short-term investments (1)	2,534	2,265	2,756	3,516	3,550
Securities, net	428	866	976	61	66
Allowance for loan losses	155	152	152	73	74
Goodwill and other acquisition-related intangibles	1,537	1,541	1,536	104	104
Deposits	14,152	14,532	15,160	8,881	8,782
Borrowings	152	144	148	—	—
Subordinated notes	180	180	180	65	65
Stockholders’ equity	5,239	5,211	5,219	4,445	4,534
Non-performing assets	91	86	67	26	26
Net loan charge-offs	4.0	2.4	2.8	3.7	1.5

Average Balances:
Loans	$14,310	$14,425	$14,537	$8,869	$8,935
Short-term investments (1)	2,325	2,433	2,666	3,551	3,536
Securities	715	907	1,020	64	69
Total earning assets	17,350	17,765	18,223	12,484	12,540
Total assets	20,057	20,492	20,893	13,446	13,516
Deposits	14,193	14,613	14,952	8,753	8,781
Total funding liabilities	14,520	14,939	15,296	8,818	8,846
Stockholders’ equity	5,204	5,202	5,214	4,439	4,507

Ratios:
Net loan charge-offs to average loans (annualized)	0.11%	0.07%	0.08%	0.17%	0.07%
Non-performing assets to total loans, REO and repossessed assets	0.64	0.60	0.46	0.29	0.29
Allowance for loan losses to non-performing loans	182	183	244	358	318
Allowance for loan losses to total loans	1.08	1.06	1.05	0.81	0.82
Average stockholders’ equity to average total assets	25.9	25.4	25.0	33.0	33.3
Stockholders’ equity to total assets	26.1	25.6	24.7	32.8	33.5
Tangible stockholders’ equity to tangible assets	20.0	19.5	18.8	32.3	32.9
Total risk-based capital (2)	16.7	17.8	24.7	33.4	35.3

(1)	Includes securities purchased under agreements to resell.
(2)	Capital ratios presented are for People’s United Bank and, as such, do not reflect the additional capital residing at People’s United Financial, Inc. People’s United Bank’s September 30, 2008 total risk-based capital ratio is preliminary.

People's United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	Sept. 30,	June 30,
(in millions)	2008	2008

Assets
Cash and due from banks	$437.5	$585.7
Short-term investments	2,533.5	1,865.1

Total cash and cash equivalents	2,971.0	2,450.8

Securities:
Trading account securities, at fair value	33.3	29.5
Securities available for sale, at fair value	393.5	835.3
Securities held to maturity, at amortized cost	1.4	1.4

Total securities	428.2	866.2

Securities purchased under agreements to resell	—	400.0

Loans:
Residential mortgage	3,262.3	3,491.6
Commercial real estate	4,871.9	4,859.7
Commercial	4,074.3	3,987.3
Consumer	2,122.1	2,027.6

Total loans	14,330.6	14,366.2
Less allowance for loan losses	(154.5)	(151.7)

Total loans, net	14,176.1	14,214.5

Bank-owned life insurance	227.1	225.0
Premises and equipment, net	265.6	267.2
Goodwill and other acquisition-related intangibles	1,536.9	1,541.3
Other assets	437.1	427.4

Total assets	$20,042.0	$20,392.4

Liabilities
Deposits:
Non-interest-bearing	$3,176.1	$3,340.3
Savings, interest-bearing checking and money market	6,115.3	6,161.2
Time	4,860.4	5,030.0

Total deposits	14,151.8	14,531.5

Borrowings:
Federal Home Loan Bank advances	15.3	15.4
Repurchase agreements	117.6	109.7
Other	19.0	18.7

Total borrowings	151.9	143.8

Subordinated notes	180.2	179.8
Other liabilities	319.5	326.2

Total liabilities	14,803.4	15,181.3

Stockholders’ Equity
Common stock ($0.01 par value; 1.95 billion shares authorized;
347.8 million shares and 346.7 million shares issued)	3.5	3.5
Additional paid-in capital	4,475.6	4,449.7
Retained earnings	1,037.6	1,041.8
Treasury stock, at cost (3.2 million shares and 3.3 million shares)	(58.0)	(60.6)
Accumulated other comprehensive loss	(15.9)	(17.3)
Unallocated common stock of Employee Stock Ownership Plan	(204.2)	(206.0)

Total stockholders’ equity	5,238.6	5,211.1

Total liabilities and stockholders’ equity	$20,042.0	$20,392.4

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in millions, except per share data)	2008	2008	2008	2007	2007

Interest and dividend income:
Residential mortgage	$45.4	$48.4	$52.9	$43.2	$44.6
Commercial real estate	75.2	74.5	78.0	31.8	32.0
Commercial	56.8	57.1	60.8	42.3	42.7
Consumer	27.2	26.8	31.1	21.0	22.5

Total interest on loans	204.6	206.8	222.8	138.3	141.8
Short-term investments	12.5	9.4	18.9	26.0	28.6
Securities	4.8	7.4	10.1	0.9	0.9
Securities purchased under agreements to resell	0.5	3.9	3.1	15.5	18.1

Total interest and dividend income	222.4	227.5	254.9	180.7	189.4

Interest expense:
Deposits	58.0	65.8	83.7	54.0	53.5
Borrowings	0.8	0.9	1.1	—	—
Subordinated notes	3.8	3.8	3.8	1.7	1.6

Total interest expense	62.6	70.5	88.6	55.7	55.1

Net interest income	159.8	157.0	166.3	125.0	134.3
Provision for loan losses	6.8	2.4	8.3	2.9	2.5

Net interest income after provision for loan losses	153.0	154.6	158.0	122.1	131.8

Non-interest income:
Investment management fees	8.9	9.5	8.8	3.1	3.0
Insurance revenue	8.8	8.1	9.1	6.2	7.1
Brokerage commissions	4.1	4.2	4.5	3.4	3.2

Total wealth management	21.8	21.8	22.4	12.7	13.3

Bank service charges	33.1	32.4	30.7	23.7	23.7
Merchant interchange fees	7.5	7.1	6.4	—	—
Bank-owned life insurance	2.1	1.7	3.0	3.1	2.3
Net security gains (losses)	(0.2)	(0.2)	8.5	—	5.5
Net gains on sales of residential mortgage loans	1.5	2.2	2.0	0.6	0.8
Other non-interest income	8.4	8.4	9.3	6.0	4.6

Total non-interest income	74.2	73.4	82.3	46.1	50.2

Non-interest expense:
Compensation and benefits	85.6	86.7	89.1	56.3	53.1
Occupancy and equipment	26.1	26.1	31.6	17.1	17.3
Professional and outside service fees	11.9	11.8	11.5	8.5	7.4
Amortization of other acquisition-related intangibles	5.3	5.3	5.2	0.2	0.3
Merger-related expenses	—	—	36.5	—	—
Other non-interest expense	29.8	33.0	45.3	17.9	17.4

Total non-interest expense	158.7	162.9	219.2	100.0	95.5

Income from continuing operations before income tax expense	68.5	65.1	21.1	68.2	86.5
Income tax expense	22.5	22.1	6.0	22.5	29.2

Income from continuing operations	46.0	43.0	15.1	45.7	57.3

Discontinued operations:
Income from discontinued operations, net of tax	—	—	—	0.3	0.3

Net income	$46.0	$43.0	$15.1	$46.0	$57.6

Diluted earnings per common share:
Income from continuing operations	$0.14	$0.13	$0.05	$0.16	$0.20
Income from discontinued operations	—	—	—	—	—
Net income	0.14	0.13	0.05	0.16	0.20

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
(in millions, except per share data)	Sept. 30, 2008	Sept. 30, 2007

Interest and dividend income:
Residential mortgage	$146.7	$140.7
Commercial real estate	227.7	95.9
Commercial	174.7	125.3
Consumer	85.1	67.9

Total interest on loans	634.2	429.8
Short-term investments	40.8	60.7
Securities	22.3	3.0
Securities purchased under agreements to resell	7.5	32.8

Total interest and dividend income	704.8	526.3

Interest expense:
Deposits	207.5	159.6
Borrowings	2.8	0.2
Subordinated notes	11.4	4.9

Total interest expense	221.7	164.7

Net interest income	483.1	361.6
Provision for loan losses	17.5	5.1

Net interest income after provision for loan losses	465.6	356.5

Non-interest income:
Investment management fees	27.2	8.9
Insurance revenue	26.0	20.6
Brokerage commissions	12.8	10.3

Total wealth management	66.0	39.8

Bank service charges	96.2	69.5
Merchant interchange fees	21.0	—
Bank-owned life insurance	6.8	7.4
Net security gains	8.1	5.5
Net gains on sales of residential mortgage loans	5.7	2.4
Other non-interest income	26.1	14.7

Total non-interest income	229.9	139.3

Non-interest expense:
Compensation and benefits	261.4	159.3
Occupancy and equipment	83.8	50.0
Contribution to The People’s United Community Foundation	—	60.0
Professional and outside service fees	35.2	20.3
Amortization of other acquisition-related intangibles	15.8	0.8
Merger-related expenses	36.5	—
Other non-interest expense	108.1	48.9

Total non-interest expense	540.8	339.3

Income from continuing operations before income tax expense	154.7	156.5
Income tax expense	50.6	53.0

Income from continuing operations	104.1	103.5

Discontinued operations:
Income from discontinued operations, net of tax	—	1.2

Net income	$104.1	$104.7

Diluted earnings per common share:
Income from continuing operations	$0.32	$0.36
Income from discontinued operations	—	—
Net income	0.32	0.36

People’s United Financial, Inc.

AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2008			June 30, 2008			September 30, 2007
Three months ended	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$2,235.3	$12.5	2.24%	$1,663.1	$9.4	2.25%	$2,157.6	$28.6	5.30%
Securities purchased under agreements to resell	89.6	0.5	2.05	769.7	3.9	2.05	1,378.8	18.1	5.25
Securities (2)	714.9	4.8	2.72	907.3	7.4	3.25	68.8	0.9	5.55
Loans:
Residential mortgage	3,360.5	45.4	5.40	3,629.3	48.4	5.34	3,434.7	44.6	5.20
Commercial real estate	4,837.1	76.2	6.29	4,798.5	75.4	6.28	1,777.2	32.0	7.20
Commercial	4,035.3	56.8	5.63	4,000.5	57.1	5.71	2,471.2	42.7	6.92
Consumer	2,076.9	27.2	5.25	1,997.0	26.8	5.37	1,251.8	22.5	7.17

Total loans	14,309.8	205.6	5.75	14,425.3	207.7	5.76	8,934.9	141.8	6.35

Total earning assets	17,349.6	$223.4	5.15%	17,765.4	$228.4	5.14%	12,540.1	$189.4	6.04%

Other assets	2,707.4			2,726.8			975.6

Total assets	$20,057.0			$20,492.2			$13,515.7

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,137.6	$—	—%	$3,172.4	$—	—%	$2,098.2	$—	—%
Savings, interest-bearing checking and money market	6,170.7	18.2	1.18	6,219.5	19.0	1.22	3,083.1	12.0	1.56
Time	4,884.6	39.8	3.26	5,220.6	46.8	3.59	3,599.6	41.5	4.61

Total deposits	14,192.9	58.0	1.63	14,612.5	65.8	1.80	8,780.9	53.5	2.44

Borrowings:
Federal Home Loan Bank advances	15.3	0.2	5.31	16.0	0.2	5.22	—	—	—
Repurchase agreements	113.5	0.4	1.65	110.9	0.5	1.71	—	—	—
Federal funds purchased/Other	18.0	0.2	3.79	19.5	0.2	3.93	—	—	—

Total borrowings	146.8	0.8	2.29	146.4	0.9	2.39	—	—	—

Subordinated notes	180.0	3.8	8.41	179.6	3.8	8.42	65.3	1.6	10.15

Total funding liabilities	14,519.7	$62.6	1.73%	14,938.5	$70.5	1.89%	8,846.2	$55.1	2.49%

Other liabilities	333.1			351.9			162.5

Total liabilities	14,852.8			15,290.4			9,008.7
Stockholders’ equity	5,204.2			5,201.8			4,507.0

Total liabilities and stockholders’ equity	$20,057.0			$20,492.2			$13,515.7

Excess of earning assets over funding liabilities	$2,829.9			$2,826.9			$3,693.9

Net interest income/spread (3)		$160.8	3.42%		$157.9	3.25%		$134.3	3.55%

Net interest margin			3.71%			3.56%			4.28%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $1.0 million and $0.9 million for the three months ended September 30, 2008 and June 30, 2008, respectively (none for the three months ended September 30, 2007).

People’s United Financial, Inc.

AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2008			September 30, 2007
Nine months ended	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Short-term investments	$2,059.8	$40.8	2.64%	$1,534.8	$60.7	5.27%
Securities purchased under agreements to resell	414.3	7.5	2.43	836.3	32.8	5.24
Securities (2)	880.1	22.3	3.39	70.9	3.0	5.62
Loans:
Residential mortgage	3,630.7	146.7	5.39	3,641.7	140.7	5.15
Commercial real estate	4,795.2	230.6	6.41	1,797.0	95.9	7.11
Commercial	3,979.3	174.7	5.85	2,420.4	125.3	6.90
Consumer	2,018.4	85.1	5.62	1,275.9	67.9	7.09

Total loans	14,423.6	637.1	5.89	9,135.0	429.8	6.27

Total earning assets	17,777.8	$707.7	5.31%	11,577.0	$526.3	6.06%

Other assets	2,701.4			940.2

Total assets	$20,479.2			$12,517.2

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,151.9	$—	—%	$2,131.6	$—	—%
Savings, interest-bearing checking and money market	6,224.1	61.9	1.33	3,249.7	36.4	1.49
Time	5,208.3	145.6	3.73	3,617.2	123.2	4.54

Total deposits	14,584.3	207.5	1.90	8,998.5	159.6	2.36

Borrowings:
Federal Home Loan Bank advances	16.6	0.6	5.11	0.2	—	5.02
Repurchase agreements	113.5	1.7	2.00	—	—	—
Federal funds purchased/Other	20.3	0.5	3.03	4.4	0.2	5.19

Total borrowings	150.4	2.8	2.48	4.6	0.2	5.19

Subordinated notes	181.8	11.4	8.32	65.3	4.9	10.15

Total funding liabilities	14,916.5	$221.7	1.98%	9,068.4	$164.7	2.42%

Other liabilities	355.9			162.5

Total liabilities	15,272.4			9,230.9
Stockholders’ equity	5,206.8			3,286.3

Total liabilities and stockholders’ equity	$20,479.2			$12,517.2

Excess of earning assets over funding liabilities	$2,861.3			$2,508.6

Net interest income/spread (3)		$486.0	3.33%		$361.6	3.64%

Net interest margin			3.65%			4.16%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $2.9 million for the nine months ended September 30, 2008 (none for the nine months ended September 30, 2007).

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007

Non-accrual loans:
Commercial real estate	$29.9	$31.9	$27.8	$3.7	$3.5
Commercial	23.9	23.4	12.8	1.3	7.2
Residential mortgage	21.1	18.3	15.0	8.9	7.2
PCLC	6.9	6.4	2.7	3.1	3.0
Consumer lending	3.2	3.1	3.8	3.3	2.2
Indirect auto lending	0.1	—	—	—	—

Total non-accrual loans (1)	85.1	83.1	62.1	20.3	23.1
Real estate owned (“REO”) and repossessed assets, net	6.3	3.3	4.9	5.8	3.1

Total non-performing assets	$91.4	$86.4	$67.0	$26.1	$26.2

Non-performing loans as a percentage of total loans	0.59%	0.58%	0.43%	0.23%	0.26%
Non-performing assets as a percentage of:
Total loans, REO and repossessed assets	0.64	0.60	0.46	0.29	0.29
Stockholders’ equity and allowance for loan losses	1.70	1.61	1.25	0.58	0.57

(1)	Reported net of government guarantees totaling $6.4 million at September 30, 2008, $6.6 million at June 30, 2008 and $5.0 million at March 31, 2008 (none for prior periods).

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(in millions)	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007

Balance at beginning of period	$151.7	$151.7	$72.7	$73.5	$72.5
Charge-offs	(5.0)	(3.6)	(3.7)	(4.1)	(2.0)
Recoveries	1.0	1.2	0.9	0.4	0.5

Net loan charge-offs	(4.0)	(2.4)	(2.8)	(3.7)	(1.5)
Provision for loan losses	6.8	2.4	8.3	2.9	2.5
Allowance recorded in the Chittenden acquisition	—	—	73.5	—	—

Balance at end of period	$154.5	$151.7	$151.7	$72.7	$73.5

Allowance for loan losses as a percentage of:
Total loans	1.08%	1.06%	1.05%	0.81%	0.82%
Non-performing loans	182	183	244	358	318

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(in millions)	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007

Commercial real estate	$1.2	$0.5	$—	$—	$(0.1)
Commercial	1.1	0.8	1.2	2.5	0.5
Indirect auto lending	0.8	0.3	0.4	—	—
Consumer lending	0.6	0.7	0.6	0.6	0.5
PCLC	0.2	0.1	0.4	0.6	0.6
Residential mortgage	0.1	—	0.2	—	—

Total	$4.0	$2.4	$2.8	$3.7	$1.5

Net loan charge-offs to average loans (annualized)	0.11%	0.07%	0.08%	0.17%	0.07%